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                                                                    EXHIBIT 10.3

Demand Note                                                   LOGO CITIZENS BANK
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$15,000,000.00                                                      Nov. 7, 2003

FOR VALUE RECEIVED, and intending to be legally bound, Undersigned, as defined below, with an address at PO Box 334, Hanover, PA 17331 promises to pay Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank ("Bank") or its order at 2001 Market Street, Suite 600, Philadelphia, Pennsylvania 19103 ON DEMAND, the sum of Fifteen Million Dollars ($15,000,000.00), or such lesser or greater principal amount as may be outstanding from time hereunder, with interest on the outstanding balance from the date of this Note ("Note") at the rate(s) ("Contractual Rate(s))" specified herein. This Note is issued in connection with any other agreements and documents between Undersigned and Bank, the terms of which are incorporated herein by reference and is secured by the collateral described therein (as amended, modified or renewed from time to time, collectively the "Credit Documents").

UNDERSIGNED UNDERSTANDS AND ACKNOWLEDGES THAT BANK MAY DEMAND PAYMEnt, HEREUNDER AT ANY TIME AND WITHOUT ANY REASON. NOTHING CONTAINED IN THIS NOR ANY OTHER CREDIT DOCUMENT SHALL BE CONSTRUED TO PREVENT BANK FROM MAKING DEMAND FOR PAYMENT HEREUNDER AT ANY TIME THAT BANK, IN THE EXERCISE OF ITS SOLE DISCRETION, DEEMS NECESSARY OR DESIRABLE; AND, IN THE EVENT OF ANY SUCH DEMAND, (A) BANK SHALL HAVE NO FURTHER OBLIGATION TO MAKE ADVANCES OR TO EXTEND CREDIT, AND (B) THE ENTIRE UNPAID PRINCIPAL BALANCE HEREUNDER, AND ALL ACCRUED INTEREST AND ALL OTHER OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE FOR ALL PURPOSES IMMEDIATELY UPON THE MAKING OF SUCH DEMAND.

So long as Bank is the holder hereof, Bank's books and records shall be presumed, except in the case of manifest error, to accurately evidence at all times all amounts outstanding under this Note and the date and amount of each advance payment made pursuant hereto.

The prompt and faithful performance of all of Undersigned's obligations hereunder, including without limitation time ofpayment, is of the essence of this Note.

The Undersigned hereby grants to Bank a security interest in, lien upon, and right of setoff against, all deposit accounts, credits, securities, moneys, or other property of Undersigned which may at any time be in the possession of, delivered to, or owed by Bank, including any proceeds or returned or unearned premiums of insurance, and the proceeds of all the foregoing property.

1. Advances. Undersigned may request advances hereunder upon giving written notice to the Bank by 10:00 a.m. (New York time) (a) on the day of the proposed advance, in the case of advances to bear interest under the Prime Rate Option (as hereinafter defined) and (b) not less than two (2) nor more than five (5) Business Days prior to the proposed advance, in the case of advances to bear interest under the LIBOR Rate Options (as hereinafter defined). The aggregate unpaid principal amount of advances under this Note shall not exceed the face amount of this Note.

2. Rate of Interest. The advances under this Note shall bear interest at the rate or rates set forth below as selected by Undersigned (each, a "Rate Option"):

         (i) Prime Rate Option. A rate per annum equal to the Prime Rate. For purposes hereof, the term "Prime Rate" means a per annum rate of interest, calculated on a 360 day basis but charged on the actual number of days elapsed, equal to the rate of interest announced from time to time by Bank as its Prime Rate which rate is not necessarily the lowest interest rate charged by the Bank for loans, such Prime Rate to change from time to time as of the effective date of each change in the Prime Rate. If and when the Prime Rate changes, the rate of interest with respect to any advance to which the Prime Rate Option applies will change automatically without notice to Undersigned, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Prime Rate Option.
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         (ii) LIBOR Rate Option. A rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the sum of (A) the LIBOR Lending Rate plus (B) Seventy Five (75) basis points (0.75%), for the applicable Interest Period. Advances under the LIBOR Rate Option shall be in a minimum amount $500,000.00 and integral multiples of $1,000.00 with an Interest Period selected by Undersigned in accordance with this Note. The LIBOR Lending Rate shall be adjusted with respect to any advance to which the LIBOR Rate Option applies on and as of the effective date of any change in the LIBOR Reserve Percentage. The Bank shall give prompt notice to Undersigned of the LIBOR Lending Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

         (iii) LIROR Advantage Rate Option. A rate of interest per annum (computed on the basis of a year of 360 days, but charged on the actual number of days elapsed) equal to the sum of (A) the LIBOR Lending Rate plus (B) Seventy Five (75) basis points (0.75%), for the applicable Interest Period. Advances under the LIBOR Advantage F Option shall be in a minimum amount of $1,000.00 with an integral multiples of $1,000.00 with an Interest Period selected by Undersigned in accordance with this Note. The LIB0R Lending Rate shall be adjusted with respect to any advance to which the LIBOR Advantage Rate Option applies on and as of the effective date of any change in the LIBOR Reserve Percentage. The Bank shall give prompt notice to Undersigned of the LIBOR Lending Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

For purposes hereof, the following terms shall have the following meanings:

         "Business Day" shall mean (a) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Philadelphia, Pennsylvania; (b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a 1egal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and (c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day.

         "Interest Period" means:

            relative to any LIBOR Rate Loans made pursuant to the LIBOR Rate Option (i) initially, the period beginning on (and including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan and ending on (but excluding) the day which numerically corresponds to such date one, two, or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as Undersigned may select; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, or three months thereafter, as selected by Undersigned by irrevocable notice to Bank not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

            relative to any LIBOR Rate Loans made pursuant to the LIBOR Advantage Rate Option (i) initially, the period beginning on (and including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan and ending on (but excluding) the day which numerically corresponds to such date three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as Undersigned may select; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending three months thereafter, as selected by Undersigned by irrevocable notice to Bank not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;
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         Provided, however, that (a) Undersigned shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than three (3) different dates; (b) Interest Periods commencing on the same date for LIBOR Rate Loans comprising part of the same advance under this agreement shall be of the same duration; (c) Interest Periods for LIBOR Rate Loans in connection with which Undersigned has or may incur Hedging Obligations with Bank shall be of the same duration as the relevant periods set under the applicable Hedging Contracts; (d) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next follow Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on, the first preceding Business Day; and (e) no interest Period may end later than the Termination Date.

         "LIBOR Advantage Rate Interest Payment Date" means initially, the last day of December, 2003, and thereafter the numerically corresponding date of each month. If a month does not contain a day that numerically corresponds to the date of the LIBOR Advantage Rate Interest Payment Date, the LIBOR Advantage Rate Interest Payment Day shall be last day of such month.

         "LIBOR Lending Rate" means, relative to any LIBOR Rate Loan to be made, continued, or maintained as, or converted into, a LIBOR Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

         LIB0R Lending Rate                           LIBOR Rate
                                =         ---------------------------------
                                          (1.00 - LIBOR Reserve Percentage)

         "LIBOR Rate" means relative to any Interest Period, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time: (a) for LIBOR Rate Loans m pursuant to the LIBOR Rate Option, on the day which is two London Banking Days prior to the beginning of such Interest Period; and (b) for LIBOR Rate Loans made pursuant to the LIBOR Advantage Rate Option, on the first day of such Interest Period. For purposes of any LIBOR Rate Loan made pursuant to the LIBOR Advantage Rate Option, if the first day of any Interest Period is not a day which is both a (i) Business Day, and (ii) a London Banking Day, the LIBOR Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day. If for any reason the LIBOR Rate is unavailable and/or the Bank is unable to determine the LIBOR Rate for any Interest Period, the LIBOR Rate shall be deemed to be equal to the Bank's Prime rate.

         "LIBOR Rate Interest Payment Date" means relative to any loan under the LIBOR Rate Option, having an Interest Period of three months or less, the last Business Day of such Interest Period, and as to any LIBOR Rate Loan having an Interest Period longer than three months, each Business Day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

         "LIBOR Rate Loan" means any loan or advance the rate of interest applicable to which is based upon the LIBOR Rate.

         "LIBOR Reserve Percentage" means, relative to any day of any Interest Period for LIBOR Rate Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

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         "London Banking Day" means a day on which dealings in US dollar deposits are transacted in the London interbank market.

         "Hedging Contracts" means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between Undersigned and Bank and designed to protect Undersigned against fluctuations in interest rates or currency exchange rates.

         "Hedging Obligations" means, with respect to Undersigned, all liabilities of Undersigned to Bank under Hedging Contracts.

If Bank shall have determined that (a) US dollar deposits in the relevant amount and for the relevant Interest Period are not available to Bank in the London interbank market; (b) by reason of circumstances affecting Bank in the London interbank, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to LIBOR Rate Loans of any duration, or (c) LIBOR no longer adequately reflects Bank's cost of funding loans, then, upon notice from Bank to Undersigned, the obligations of Bank under this Note to make or continue any loans as, or to convert any loans into, LIBOR Rate Loans of such duration shall forthwith be suspended until Bank shall notify Undersigned that the circumstances causing such suspension no longer exist. Thereafter, until Bank notifies Undersigned that the circumstances giving rise to such suspension no longer exist, (a) the availability of the LIBOR Rate Option and the LIBOR Advantage Rate Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the LIBOR Rate Option and the LIBOR Advantage Rate Option shall be converted at the expiration of the then current Interest Period(s) to the Prime Rate Option. If Bank shall determine (which determination shall, upon notice thereof to Undersigned be conclusive and binding on Undersigned) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline, (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Bank to make, continue or maintain any LIBOR Rate Loan as, or to convert any loan into, a LIBOR Rate Loan of a certain duration, the obligations of Bank to make, continue, maintain or convert into any such LIBOR Rate Loans shall, upon such determination, forthwith be suspended until Bank shall notify Undersigned that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into the Prime Rate Option at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

If any law, regulation, order, decree or guideline or interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof or compliance by Bank with any request or directive of any governmental authority (whether or not having the force of law) shall either impose, modify or deem applicable any capital adequacy or similar requirement against assets (funded or contingent) of, or credits or commitments to extend credit extended by Bank and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon Bank with respect to the Credit Documents, this Note, or the making, maintenance or funding of any part of the loans (or, in the case of capital adequacy or similar requirement, to have the effect of reducing the rate of return on Bank's capital, taking into account Bank's policies with regard to capital adequacy) by an amount which Bank deems to be material, Bank shall from time to time notify Undersigned of the amount determined in good faith by Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate Bank for such increase, reduction or imposition. Such amount shall be due and payable by Undersigned to Bank ten
(10) business days after such notice is given.

3. Increased Rate; Late Charge. Following a demand for payment hereunder and the failure of Undersigned to pay the amount demanded, at Bank's option, interest shall accrue at a rate equal to two percent (2%) per annum above the Contractual Rate(s) specified (the "Increased Rate") until all sums due hereunder are paid, Interest shall continue to accrue after the entry of judgment by confession or otherwise at the Increased Rate until all sums due hereunder and/or under the judgment are paid.

If any payment (including without limitation any regularly scheduled payment or any payment following demand) is not paid within seven (7) days after it is due, Undersigned will pay a late charge as specified below, regardless of whether the payment due consists of principal and interest, principal only or interest only:

         Two percent (2%) of the unpaid portion of the payment due

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Such late charge shall be in addition to any increase made to the Contractual
Rate(s) applicable to the outstanding balance hereof as a result of the failure to pay following a demand for payment hereunder, as well as in addition to any other applicable fees, charges and costs.

4. Payment. Undersigned shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for the portion of advances bearing interest under the Prime Rate Option, on the last day of each month during the term hereof, (b) for the portion of advances bearing interest under the LIBOR Rate Option, on the LIBOR Rate Interest Payment Date for such, advance, and (c) for all advances on demand until paid in full.

If any payment under this Note is due on a day which is not a business day under the laws of the State where Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extended time shall be included in the computation of interest. Undersigned hereby authorizes Bank to charge any deposit account of Undersigned at Bank for any payment due. Payments received will be applied first to charges, fees and expenses (including attorneys' fees), second to any accrued but unpaid interest and lastly to the unpaid installment of principal in the reverse order of their scheduled maturity.

5. [Intentionally omitted]

6. Continuation and Conversion Elections. By delivering a continuation/conversion notice to Bank in accordance with the provisions for advances contained in Section 1 of this Note, Undersigned may from time to time irrevocably elect, to renew the Rate Option applicable to such advance or to convert such advance to a different Rate Option, provided, however, that no portion of the outstanding principal amount of any advances may be converted to, or continued as, LIBOR Rate Loans when Bank has made demand for payment hereunder which demand Undersigned has not paid. In the absence of delivery of a continuation/conversion notice with respect to any advances, such advances shall automatically convert to a loan that accrues interest by reference to the Prime Rate.

7. Representations. Undersigned hereby makes the following representation and warranties which shall be true and correct on the date of this Note and shall continue to be true and correct for so long as any indebtedness evidenced hereby remains outstanding: (a) Undersigned's residence and/or Chief Executive Office, as the case may be, is as stated below or as otherwise stated in a subsequent written notice delivered to Bank pursuant to the terms hereof; and (b) if any of the Undersigned is an individual, each such individual is at least 18 years of age and under no legal disability or incapacity.

8. Covenants. Undersigned covenants and agrees that until all indebtedness evidenced hereby has been paid in full Undersigned shall: (a) use the proceeds of the loan evidenced hereby only for the business purpose(s) specified to Bank at or prior to the execution hereof; (b) promptly notify Bank in writing of any change in its or their residence, Chief Executive Office, place of business or state of incorporation or organization; (c) purchase and maintain policies of insurance (including flood insurance) to protect against such risks and casualties, and in such amounts, as shall be required by Bank and/or applicable law, which policies shall (1) be in form and substance satisfactory to Bank, (2) at Bank's option, designate Bank as loss payee and/or as additional insured, and/or contain a lender's loss payable endorsement, and (3) be (or certificates evidencing same shall be) deposited with Bank; (d) provide, upon request, financial or other information, documentation or certifications to Bank (including balance sheets and income statements), all in form and content satisfactory to Bank; (e) pay, upon demand by Bank, (1) all costs and fees pertaining to the filing of any financing, continuation or termination statements, mortgages, satisfaction pieces, judgments and any other type of document which Bank deems necessary or desirable to be filed with regard to security interests which secure the indebtedness evidenced hereby, regardless of whether such security interests were granted by Undersigned, and (2) all costs and expenses incurred by Bankin connection with any collateral securing this Note (including without limitation all advances made by Bank for taxes, levies, insurance, repairs to or maintenance of the collateral, appraisal or valuation of the collateral, and determination and monitoring of flood hazard status), regardless of whether such collateral is owned by Undersigned; and (f) pay, upon demand by Bank, all amounts incurred by Bank in connection with any action or proceeding taken or commenced by Bank to enforce or collect this Note, including attorneys' fees and costs and all costs of legal proceedings

Bank shall promptly notify Undersigned in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Bank for such increased cost or reduced amount. Such additional amounts shall be payable by Undersigned to Bank within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Undersigned. Undersigned understands, agrees and acknowledges the following: (i) Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan,
(ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) Undersigned has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the Prepayment Fee, and other funding losses incurred by Bank. Undersigned further agrees to pay the Prepayment Fee and other funding losses, if any, whether or not Bank elects to purchase, sell and/or match funds.

12. Taxes. All payments by Undersigned of principal of, and interest on, the LIBOR Rate Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Bank's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by Undersigned hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Undersigned will

         (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (b) promptly forward to Bank an official receipt or other documentation satisfactory to Bank evidencing such payment to such authority; and

         (c) pay to Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by Bank will equal the full amount Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Bank with respect to any payment received by Bank hereunder, Bank may pay such Taxes and Undersigned will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount Bank would have received had not such Taxes been asserted.

If Undersigned fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Bank the required receipts of other required documentary evidence, Undersigned shall indemnify Bank for any incremental Taxes, interest or penalties that may become payable by Bank as a result of any such failure.

13. Increased Costs. If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (a) shall subject Bank to any tax, duty or other charge with respect to its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans, or shall change the basis of taxation of payments to Bank of the principal of or interest on its LIBOR Rate Loans or any other amounts due under this agreement in respect of its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (except for the introduction of, or change in the rate of, tax on the overall net income of the Bank or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which Bank is organized or in which Bank's principal executive office is located); or

         (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, Bank or shall impose on Bank or on the London interbank market any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans;

and the result of any of the foregoing is to increase the cost to Bank of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by Bank under this Note with respect thereto, by an amount deemed by Bank to be material, then, within 15 days after demand by Bank, Undersigned shall pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction.

14. Remedies. Following a demand for payment hereunder and the failure of Undersigned to pay the amount demanded, Bank may immediately and without demand exercise any of its rights and remedies granted herein, under applicable law, or which it may otherwise have, against Undersigned or otherwise. In the event (a) any assignment for the benefit of creditors is made by Undersigned or any other obligor of any of Undersigned's liabilities to Bank (each an "Obligor"); (b) any Obligor becomes insolvent, or (c) there is filed or commenced any petition, action, case or proceeding voluntary or involuntary, under any state or federal law regarding bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended, by or against any Obligor (a "Bankruptcy Event"), Bank shall be deemed to have made a demand for payment of all amounts outstanding hereunder immediately prior to such Bankruptcy Event.

15. Bank's Rights. Undersigned hereby authorizes Bank, and Bank shall have the continuing right, at its sole option and discretion, to: (a) do anything which Undersigned is required but fails to do hereunder, and in particular Bank may, if Undersigned fails to do so, obtain and pay any premiums payable on any policy of insurance required to be obtained or maintained hereunder; (b) direct any insurer to make payment of any insurance proceeds including any returned or unearned premiums, directly to Bank, and apply such moneys to any indebtedness or other amount evidenced hereby in such order or fashion as Bank may elect; and
(c) pay the proceeds of the loans evidenced by this Note to any or all of the Undersigned individually or jointly, or to such other persons as any of the Undersigned may direct and (d) add any amounts paid or incurred by Bank under
Section 8(e), Section 8(f) or Section 16(a) to the principal amount of the indebtedness evidenced by this Note.

16. Definitions; Miscellaneous Provisions. (a) Undersigned waives protest of all commercial paper at any time held by Bank on which Undersigned is in any way liable, notice of nonpayment at maturity of any and all accounts, and (except where requested hereby) notice of action taken by Bank; and hereby ratifies and confirms whatever Bank may do. Bank shall be entitled to exercise any right notwithstanding any prior exercise, failure to exercise or delay in exercising any such right. (b) Bank shall retain, and Undersigned hereby ratifies, the lien of any judgment entered on account of the indebtedness evidenced hereby (and any financing statement filed in connection with said indebtedness). Undersigned warrants that Undersigned has no defense whatsoever to any action or proceeding that may be brought to enforce or realize on any such judgment. (c) If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Note shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings of this Note are for convenience only and shall not in any way affect the meaning or construction of any provision hereof. (d) The rights and privileges of Bank contained in this Note shall inure to the benefit of its successors and assigns, and the duties of Undersigned shall bind all heirs, personal representatives, successors and assigns. (e) This Note shall in all respects be governed by the laws of the state in which this Note is payable (except to the extent that federal law governs). (f) Undersigned hereby irrevocably appoints Bank and each holder hereof as Undersigned's attorney-in-fact to endorse Undersigned's name to any draft or check which may be payable to Undersigned in order to collect the proceeds of any insurance or any returned or unearned premiums in respect of any policies of insurance required to be maintained hereunder. Undersigned hereby acknowledges that this appointment of Bank and each holder hereof as attorney-in-fact is irrevocable and is coupled with an interest. (g) Undersigned assigns to Bank all moneys which may become payable on any policy of insurance required to be maintained under this Note, including any returned or unearned premiums. (h) "Chief Executive Office" means the place from which the main part of the business operations of an entity is managed, (i) "Environmental Law" means any federal, state or local environmental law, statute, regulation, rule, ordinance, court or administrative order or decree, or private agreement or interpretation, now or hereafter in existence, relating to the manufacture, distribution, labeling, use, handling, collection, storage, treatment, disposal or otherwise of Hazardous Substances, or in any way relating to pollution or protection of the environment or public health. (j) "Environmental Permit" means any federal, state or local permit, license or authorization issued under or in connection with any Environmental Law. (k) "Hazardous Substances" means petroleum and petroleum products, radioactive materials, asbestos, radon, lead containing materials, sewage or any materials or substances defined as or included in the definition of "hazardous wastes", "hazardous substances", "hazardous materials", "toxic substances" "hazardous air pollutants", "toxic pollutants", "pollution", or terms of similar meaning as those terms are used in any Environmental law.
(1) "Undersigned" refers individually and collectively to all makers of this Note, including, in the case of any partnership, all general partners of such partnership individually and collectively, whether or not such partners sign below. Undersigned shall each be jointly and severally bound by the terms hereof, and, with respect to any partnership executing this Note, each general partner shall be bound hereby both in such general partner's individual and partnership capacities, and Bank need not first exhaust its recourse against partnership assets before proceeding individually against the general partners.

17. Confession of Judgment. Undersigned hereby irrevocably authorizes and empowers Bank, by its attorney, or by the prothonotary or clerk of any court of record in the Commonwealth of Pennsylvania or in any jurisdiction where permitted by law, following a demand for payment hereunder and the failure of Undersigned to pay the amount demanded, or at any time thereafter, to appear for Undersigned and confess and enter judgment against Undersigned in favor of Bank in any jurisdiction in which Undersigned or any of Undersigneds' property is located for the amount of all obligations under this Note, together with costs of suit and with actual collection costs (including reasonable attorneys' fees), with or without declaration, without stay of execution and with release of all errors and the right to issue execution forthwith, and for doing so this Note or a copy verified by affidavit shall be a sufficient warrant. Undersigned hereby waives and releases all relief from any and all appraisement, stay or exemption law of any state now in force or hereafter enacted. This authority and power shall not be exhausted by the exercise thereof, and shall continue until the obligations are fully paid, performed, discharged and satisfied.

Being fully aware of its rights to prior notice and hearing on the validity of any claims that may be asserted against Undersigned by Bank under this Note before judgment can be entered and before assets of the Undersigned can be garnished and attached, Undersigned hereby knowingly, voluntarily and intentionally waives these rights and expressly agrees and consents to Bank, following a demand for payment hereunder and the failure of Undersigned to pay the amount demanded, or at any time thereafter, entering judgment against Undersigned by confession and attaching and garnishing the bank accounts and other assets of Undersigned, without prior notice or opportunity for a hearing.

Signatures

Witness the due execution hereof as of the date first written above.

                                         HANOVER FOODS CORPORATION
Attest/Witness

By: /s/ Pietro D. Giraffa, Jr.        By: /s/ Gary T. Knisely             (Seal)
  ------------------------------         ---------------------------------
  Pietro D. Giraffa, Jr.              Print Name:  Gary T. Knisely
  Vice President/Controller           Print Title: Executive Vice President

                                      Business     1486 York Street, PO Box 334
  (Corporate Seal)                    Address;     Hanover, FA 17331